VOYAGEUR FUND MANAGERS, INC.

                               POWER OF ATTORNEY


     Each person whose name appears below hereby appoints John G. Taft, Kenneth
R. Larsen and Thomas J. Abood, and each of them, any of whom may act without the joinder of the others, as his attorney-in-fact to sign and file amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority for the purpose of registering units for the public offering of units of beneficial interest in unit investment trusts sponsored by Voyageur Fund Managers, Inc.

Signature                              Title                        Date



/s/ Michael E. Dougherty         Chairman of the Board         September 5, 1995
Michael E. Dougherty               of Directors and
                                   Director


/s/John G. Taft                  Chief Executive               September 5, 1995
John G. Taft                       Officer and
                                   Director


/s/ Edward J. Kohler             Director                      September 5, 1995
Edward J. Kohler



/s/ Frank C. Tonnemaker          Director                      September 5, 1995
Frank C. Tonnemaker



/s/ Jane M. Wyatt                Director                      September 5, 1995
Jane M. Wyatt